                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Mesa Air Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, no par value

     (2)  Aggregate number of securities to which transaction applies:

          28,259,715

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [MESA AIR LOGO]
                           3753 HOWARD HUGHES PARKWAY
                                   SUITE 200
                            LAS VEGAS, NEVADA 89109

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 17, 1997

To the Shareholders:

     The Annual Meeting of Shareholders of Mesa Air Group, Inc. (the "Company") will be held on Monday, March 17, 1997 at 10:00 a.m. Mountain Standard Time in the Red Lion Ballroom at the Red Lion Inn, 501 Camino del Rio, Durango, Colorado. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

          1. To elect seven directors of the Company to serve until the next Annual Meeting of Shareholders.

          2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company during fiscal 1997.

          3. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournments thereof.

     The Board of Directors has fixed the close of business on January 17, 1997 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

     EVEN IF YOU NOW EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH, WHETHER OR NOT YOU HAVE ALREADY MAILED THE ENCLOSED PROXY.

                                          By Order of the Board of Directors

                                          /s/ Gary E. Risley
                                          -------------------
                                          GARY E. RISLEY
                                          Secretary
Las Vegas, Nevada
January 27, 1997

                                [MESA AIR LOGO]
                           3753 HOWARD HUGHES PARKWAY
                                   SUITE 200
                            LAS VEGAS, NEVADA 89109

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 17, 1997

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Mesa Air Group, Inc., a Nevada corporation (the "Company" or "Mesa"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Red Lion Ballroom at the Red Lion Inn, 501 Camino del Rio, Durango, Colorado, on Monday, March 17, 1997, at 10:00 a.m., Mountain Standard Time, or any postponement or adjournment thereof. The Board has fixed the close of business on January 17, 1997 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. On the record date, the Company had outstanding and entitled to vote 28,259,715 shares of Common Stock, no par value ("Common Stock"). Each share of Common Stock is entitled to one vote per share. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding.

     The Company's principal executive offices are located at 3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is January 27, 1997.

QUORUM AND REQUIRED VOTE

     Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted for the election of the nominees for director named in this Proxy Statement and the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1997 (collectively, the "Proposals").

     Holders of shares of Common Stock entitled to a majority of the votes of all shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. The seven nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as Directors of the Company. Cumulative voting is not permitted by the Company's Articles of Incorporation. An affirmative vote of a majority of the shares present and voting at the Annual Meeting is required for approval of all other Proposals being submitted to the shareholders for their consideration. Abstentions cast by proxy and broker non-votes are counted towards a quorum. Abstentions and broker non-votes cast by proxy will have no effect with respect to ratification of the appointment of the Company's auditors for fiscal 1997.

REVOCABILITY OF PROXIES

     Shareholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Articles of Incorporation provide that the number of Directors shall be fixed from time to time by the Board of Directors. The number of Directors is currently fixed at seven.

     The seven nominees named herein have been recommended for election as Directors for a term of one year or until their successors have been elected and qualified. All nominees are currently members of the Board. It is intended that proxies received in response to this solicitation will be voted for the election of the seven persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the Proxy may exercise discretionary authority to vote for a substitute nominee proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

     The following Directors have been nominated for reelection:

     LARRY L. RISLEY, age 52, is Chief Executive Officer and Chairman of the Board of Directors of Mesa, positions he has held since Mesa was incorporated in 1983. Mr. Risley also served as President of Mesa from 1983 through January 13, 1995. From April 1979 until August 1982, Mr. Risley was President of Mesa Aviation Services, Inc., the fixed base operator at Farmington, New Mexico.

     E. JANIE RISLEY, age 50. From August 1982 until June 1990, Ms. Risley was Executive Vice President and the Vice President responsible for personnel management, reservations, and station operations. Since retiring in July 1990, Ms. Risley has continued to serve as a member of Mesa's Board of Directors, a position she has held since 1983.

     Larry L. Risley and E. Janie Risley are husband and wife.

     J. CLARK STEVENS, age 46, has been a director of Mesa since May 1995. Mr. Stevens was named President of Mesa in January 1995 and continues to serve in that capacity. From February 1993 until January 1995, Mr. Stevens was President of the Company's FloridaGulf Airlines division, and from December 1992 until February 1993, Mr. Stevens served as Vice President -- DFW Division with Simmons Airlines dba American Eagle. From September 1990 to December 1992, he served as Executive Vice President of MetroFlight, Inc. dba American Eagle ("Metro"). In 1991, Metro filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Metro emerged from bankruptcy during 1992. Prior to his service at Metro from August 1975 to September 1990, Mr. Stevens served as President of Chaparral Airlines, Inc.

     JACK BRALY, age 55, has served as a director of Mesa since December 1993. Mr. Braly is currently serving as President of Sino Swearingen, a corporate jet manufacturer located in San Antonio, Texas. He served as Vice President and General Manager -- North American Aircraft Modification of Rockwell International Corporation from June 1994 to August 1996. Mr. Braly served as the President of Beech Aircraft Corporation from March 1991 until July 1993. Mr. Braly began with Beech in 1978 and worked in various management positions including Vice President of Operations and Vice President of Manufacturing prior to becoming President in March 1991.

     BLAINE M. JONES, age 42, has served as a director since January 1986. Mr. Jones served as President of Mountain West Airlines, a wholly owned division of Mesa, from July 1994 until March 1995 and held the position of Chief Financial Officer of the Company from April 1985 through March 1994 and Treasurer from December 1985 through March 1994.

     GEORGE W. PENNINGTON, age 68, has been a director of Mesa since January 1986. Mr. Pennington is President of Farmer Family Center, Inc., a retail supermarket; President of REDROX, Inc., a real estate development company; and general partner of Pennington Partnerships, a real estate development company, all located in Bloomfield, New Mexico.

     RICHARD C. POE, age 62, has been a director of Mesa since January 1986. He has been President and Chief Executive Officer of Dick Poe Chrysler-Plymouth, Inc. since 1962 and of Dick Poe Pontiac-Toyota, Inc. since 1980. He is also a director of M Bank, El Paso, Texas.

     The Board of Directors held three meetings during the fiscal year ended September 30, 1996. Each of the directors attended all of the meetings held during the year.

COMMITTEES

     The Company has an Audit Committee which consists of Jack Braly, Chairman, Blaine M. Jones and Richard C. Poe. The principal functions of the Audit Committee include the review of the annual financial statements, reports and recommendations regarding the adequacy of internal accounting controls made by the independent auditors, the Company's internal auditor, and such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention. The Audit Committee had three meetings during fiscal 1996.

     The Company has a Compensation Committee which consists of Jack Braly, Chairman, Richard C. Poe and George W. Pennington. The principal functions of the Compensation Committee are to review and to make recommendations to the Board of Directors as to the compensation of executive officers and to administer compensation programs including the granting or ratification of options to persons subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee had one meeting in fiscal 1996.

     The Company does not have a formal nominating committee. The Board of Directors performs the function of nominating persons for election to the Board.

COMMON STOCK OWNERSHIP AND COMPENSATION

     For information concerning Common Stock ownership of the nominees for director, see "COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" herein. For information concerning the compensation of directors and executive officers, see "Compensation of Executive Officers and Directors."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)

     For fiscal year 1996, the Board of Directors of the Company retained KPMG Peat Marwick LLP as independent auditors for the Company. The representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     KPMG Peat Marwick LLP has been selected by the Board of Directors as the Company's independent auditors for fiscal year 1997. KPMG Peat Marwick LLP has served as the independent auditors of the Company from 1985 through fiscal year 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1997.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     THE REPORT OF THE COMPENSATION COMMITTEE AND THE FIVE-YEAR SHAREHOLDER RETURN COMPARISON AND PERFORMANCE GRAPH AND RELATED EXPLANATION AND FOOTNOTES SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), NOTWITHSTANDING STATEMENTS MADE WITHIN THE COMPANY'S PREVIOUS FILINGS THAT ALL SUBSEQUENT FILINGS, IN WHOLE OR IN PART, INCLUDE, WITHOUT LIMITATION, THIS PROXY STATEMENT.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of three non-employee directors of the Company and has responsibility for allocation of cash compensation and options to senior executive officers of the Company. The Compensation Committee primarily administers the Company's Omnibus Plan, employee stock option plans, and employee stock purchase plans. In those instances in which Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires grants or awards of stock options to be made by a "disinterested" committee, the Compensation Committee is solely responsible for the administration of such plans. The full Board of Directors regularly reviews the Compensation Committee decisions relating to executive compensation. The Compensation Committee has allocated certain compensation decisions to the Chairman of the Board of the Company.

     Commencing early in 1995, at the direction of the Board, the Compensation Committee undertook a review of the Company's salary and benefit program and a study of the executive compensation policies of other regional air carriers. The Committee engaged an independent compensation consultant to assist it in these undertakings. Based upon its study and review and the recommendations of the compensation consultant, the Committee concluded and recommended to the Board of Directors new levels of base compensation and related structured bonus plan (the "Compensation Plan") and an Employee Stock Option Plan (the "Stock Option Plan"), collectively the "Omnibus Plan", as a replacement for existing salaries and the Company's bonus program. The Omnibus Plan, as proposed, was adopted by the Board of Directors on December 1, 1995, was made effective October 1, 1994, and approved by the shareholders of the Company on April 8, 1996. The Compensation Plan and Stock Option Plan were based on the compensation factors referred to in this report as they applied to the various executive positions included in the Omnibus Plan without assigning to each factor the relative importance of such factor. The Compensation Committee was unable to secure sufficient data from competitor or peer publicly held regional or commuter airlines to determine whether the base salaries so established were at the low, medium or high range of compensation paid by those in the comparative group. Based on the limited data available, the Compensation Committee believes that the base salaries, bonus ranges and stock options provided in the Omnibus Plan fall between the medium and high range of the general industry group.

     Under the Compensation Plan, salaries for all executive officers and key employees have been capped. Bonuses for executive officers and key employees are limited to prescribed percentages of base salary, based upon the percentage growth in earnings per share. Growth in earning per share ("EPS") is categorized at four levels: Minimum -- any growth in EPS during the prior fiscal year; Threshold -- 7.0% to 12.9% growth in EPS; Target 13.0% to 17.9% growth in EPS and Maximum -- 18.0% or greater growth in EPS. The Compensation Plan provides that the Chairman of the Board is entitled to receive a cash bonus of 15%, 30%, 60% and 120% if the Minimum, Threshold, Target and Maximum, respectively, levels of EPS are reached. Other executive officers and key employees, other than key employees of a division or subsidiary, receive cash bonuses of from 3.75 percent to 100 percent, graded as to each position at the four levels of EPS. Division and subsidiary employee bonuses are based on earnings before taxes and interest divided by total revenues of the division or subsidiary (the "Rate of Return"). The Rate of Return has been categorized at four levels: Minimum -- a Rate of Return of five to nine and nine-tenths percent; Threshold -- a Rate of Return of 10 to 12.9 percent; Target -- a Rate of Return of 13 to 17.9 percent and Maximum -- a Rate of Return of 18 percent or more. Under the Compensation Plan, division and subsidiary key employees are entitled to cash bonuses of seven and one-half percent to 100 percent of base salary, depending upon the level of the Rate of Return. The Compensation Committee has directed management to re-evaluate the compensation of key employees of divisions under the "Omnibus Plan," whose responsibilities will change with the proposed consolidation of operating divisions.

     In addition to the bonus component of the Plan, the approximate 150,000 options granted to Mr. Risley pursuant to the Stock Option Plan during fiscal 1996 provide incentive to Mr. Risley to increase shareholder return. While Mr. Risley's bonus is now capped at a maximum of 120 percent of salary, he can participate in a return on the appreciation of the Common Stock of the Company through exercise of his options.

     Since salary and bonuses are capped under the Compensation Plan, an integral part of the Omnibus Plan is the issuance of stock options on an annualized basis to key employees under the Stock Option Plan.

     The Stock Option Plan provides for options to be issued to officers and key employees on an annualized basis which vest at the rate of approximately one-third per year. The options have a 10-year term and are subject to standard option provisions such as are included in existing Company plans and exclude the requirement of continued employment and provisions to deal with termination of employment due to retirement, death or disability. Under the plan, options will be issued at the low selling price of the Company's Common Stock on the date of grant.

     The total number of options granted under the Stock Option Plan in 1996 was 663,400. At the present time, all positions determined to be key positions are not filled.

     The Compensation Committee believes that the Omnibus Plan, which provides for established salary levels, a limit on cash bonuses and provides for the issuance of stock options to officers and key employees related to the appreciation of the Company's Common Stock, provides equitable incentives to increase the profitability of the Company.

                                          Compensation Committee

                                          Jack Braly, Chairman
                                          George W. Pennington
                                          Richard C. Poe

COMPENSATION SUMMARY OF EXECUTIVE OFFICERS

     The following table sets forth certain compensation paid or accrued by the Company during the fiscal year ended September 30, 1996 to the Chief Executive Officer and the three most highly compensated executive officers of the Company whose total annual salary and bonuses exceeded $100,000.

                                                                                        LONG-TERM COMPENSATION
                                                                           ------------------------------------------------
                                             ANNUAL COMPENSATION                  AWARDS
                                      ----------------------------------   ---------------------            PAYOUT
                                                               OTHER       RESTRICTED              ------------------------
                                                               ANNUAL         STOCK                 LTIP       ALL OTHER
                                      SALARY      BONUS     COMPENSATION   AWARD(S)(1)   OPTIONS   PAYOUT   COMPENSATION(2)
 NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)          ($)            ($)         (#)      ($)           ($)
-----------------------------  ----   -------   ---------   ------------   -----------   -------   ------   ---------------
Larry L. Risley..............  1996   350,000     420,000         --            --       150,000      --         4,750
  Chairman of the Board        1995   350,000          --                                300,000                 4,620
  and Chief Executive Officer  1994   153,000   2,595,313                       --       350,000      --         5,125
J. Clark Stevens.............  1996   235,000     235,000                                 80,000                 4,750
  Chief Operating Officer      1995   198,000          --                       --       180,000      --         4,846
  and President                1994    50,962     117,414                       --        60,000       --        1,583
Gary E. Risley...............  1996   150,000     150,000                                 50,000                 4,076
  Vice President of Legal      1995   150,000          --                       --       110,000      --         5,151
  Affairs and Secretary        1994    46,000     391,018                                 75,000                 2,212
W. Stephen Jackson...........  1996   150,000     150,000                                 50,000                 4,615
  Chief Financial Officer,     1995   150,000          --                       --       150,000      --         3,080
  Vice President Finance       1994    27,885     125,000
  and Treasurer                                                                 --           --       --            --

---------------
(1) As of December 1, 1996, Larry L. Risley owned 503,766 shares of Mesa Common Stock, Gary E. Risley owned 15,300 shares of Mesa Common Stock, J. Clark Stevens owned 2,000 shares of Mesa Common Stock, and W. Stephen Jackson owned 2,400 shares of Mesa Common Stock.

(2) These amounts represent both vested and non-vested Registrant contributions to the individual named executive officer's 401(k) plan. Under the Company's 401(k) plan, employees may contribute up to 15% of their annual compensation, as defined. The Company currently makes matching contributions of 50% of employees' contribution (including officers) with a cap of 10% of the employees' annual compensation. Contributions by the Company to its 401(k) plans for the year ended September 30, 1996 was $1,286,746.

OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------
                                        PERCENT OF
                         NUMBER OF        TOTAL                                        POTENTIAL REALIZABLE
                         SECURITIES      OPTIONS/                                     VALUE AT ASSUMED ANNUAL
                         UNDERLYING        SARS                                        RATES OF STOCK PRICE
                          OPTIONS/      GRANTED TO                                         APPRECIATION
                            SARS        EMPLOYEES      EXERCISE OF                        FOR OPTION TERM
                          GRANTED       IN FISCAL      BASE PRICE      EXPIRATION     -----------------------
         NAME               (#)            YEAR          ($/SH)           DATE         5% (S)       10% (S)
          (a)               (b)            (c)             (d)            (e)           (f)           (g)
-----------------------  ----------     ----------     -----------     ----------     --------     ----------
Larry L. Risley........    150,000         22.6%         $ 10.50         4/01/06      $787,500     $1,575,000
J. Clark Stevens.......     80,000         12.1%         $ 10.50         4/01/06      $420,000     $  840,000
Gary Risley............     50,000          7.5%         $ 10.50         4/01/06      $262,500     $  525,000
W. Stephen Jackson.....     50,000          7.5%         $ 10.50         4/01/06      $262,500     $  525,000

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF
                                                                       NUMBER OF            UNEXERCISED
                                                                      UNEXERCISED          IN-THE-MONEY
                                                                       OPTIONS AT           OPTIONS AT
                                                                     SEPTEMBER 30,         SEPTEMBER 30,
                                                                          1996                 1996
                                                                    ----------------     -----------------
                       SHARES ACQUIRED ON      VALUE REALIZED         EXERCISABLE/         EXERCISABLE/
        NAME              EXERCISE (#)               ($)            UNEXERCISABLE(1)     UNEXERCISABLE(1)
---------------------  ------------------     -----------------     ----------------     -----------------
Larry L. Risley......           -0-                     -0-          633,333/466,667     $598,000/$125,000
J. Clark Stevens.....           -0-                     -0-          113,332/193,334     $ 42,500/$ 85,002
Gary E. Risley.......        40,000               $ 249,192          136,666/148,334     $114,666/$ 50,835
W. Stephen Jackson...           -0-                     -0-           49,999/150,001     $ 43,749/$ 87,500

---------------
(1) Based on the closing price of the Common Stock on September 30, 1996 at $9.125.

COMPENSATION OF DIRECTORS

     Each outside director receives a salary of $10,000 per year, along with the payment of $1,000 per meeting attended in person; $500 for each committee meeting attended in person; $500 for each telephone Board meeting attended and reimbursement of all expenses associated with attending committee or Board of Directors meetings. In addition, each outside director was granted 3,000 options in fiscal 1996 pursuant to a stock option plan which automatically grants 3,000 options to each outside director on an annual basis. Options granted to Messrs. Poe, Pennington, Jones and Braly were granted on December 9, 1995 at an exercise price of $9.13 per share and were fully vested on December 8, 1996.

     Each outside director also participates in the Company's Outside Directors Stock Option Plan (the "Formula Plan"). Other than initial grants under this plan, grants pursuant to the Formula Plan are contingent on improved returns for the shareholders. Each outside director is granted 10,000 options as of the first business day of the month following appointment to the Board. (The date of the first grant of option is referred to herein as the "Initial Grant Date"). Each outside director receives a grant of an additional 10,000 options (the "Second Grant") if: (1) the director is still serving as a director of the Company on the date of the Second Grant; and (2) either the annual percentage increase in shareholder return:

          (a) exceeds seven percent for any fiscal year within four years of the Initial Grant Date (the "Target Percent"), provided that the effective date of the grant shall be delayed until the second anniversary of the Initial Grant Date if the Target Percent is achieved in the first two fiscal years following the Initial Grant Date, or

          (b) exceeds an aggregate of 10 percent for any two consecutive fiscal years within four years after the Initial Grant Date (the "Alternative Target Percent").

     Each outside director receives a third grant of an additional 10,000 options (the "Third Grant") if: (1) the director is still serving as a director of the Company on the date of the Third Grant; and (2) either the annual percentage increase in shareholder return:

          (a) exceeds seven percent for any fiscal year within six years of the Initial Grant Date (the "Additional Target Percent"), provided that the effective date of the grant shall be delayed until the fourth anniversary of the Initial Grant Date if the Additional Target Percent is achieved in the first four fiscal years following the Initial Grant Date, or

          (b) exceeds an aggregate of 10 percent for any two consecutive fiscal years within six years after the Initial Grant Date (the "Additional Alternative Target Percent").

     Options granted to the outside directors on the Initial Grant Date become exercisable one year after the Initial Grant Date and when the fair market value (as defined by the Formula Plan) of the Common Stock has increased by three percent from the Initial Grant Date.

     All other options become exercisable immediately upon satisfaction of the following conditions: six months after the date the option was granted, and when the fair market value of the shares (as defined in the Formula Plan) has increased by seven percent from the date the option was granted.

     With respect to options granted on the Initial Grant Date, the exercise price of the options granted under the Formula Plan may not be less than the fair market value of the Common Stock on the date of the grant. With respect to options granted on the Second Grant Date, the option price per share may not be less than the fair market value of the shares on the last business day of the fiscal year that the Company achieves the Target Percent or the Alternative Target percent. With respect to options granted on the Third Grant Date, the option price per share may not be less than the fair market value of the shares as of the last business day of the fiscal year that the Company achieves the Additional Target percent or the Additional Alternative Target percent.

     Pursuant to the Formula Plan, Messrs. Poe and Pennington received 10,000 options each on December 15, 1995 which vested on June 17, 1996. The 10,000 options granted to Mr. Jones during fiscal 1995 vested on April 3, 1996. The exercise price of Mr. Jones' options is $6.00 per share and the exercise price of Messrs. Poe and Pennington's options is $9.25 per share.

     Each director who is not an employee of the Company also receives free travel on Mesa for himself and certain family members and through arrangements with certain major air carriers receives free or reduced-fare travel on those at no cost to the Company. The Company believes that the directors' use of free air travel is "de minimis" and therefore did not maintain any records of their travel during fiscal 1996.

     Directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

     During fiscal 1996 the Company paid legal fees and expenses aggregating approximately $183,000 incurred in connection with the defense of a shareholders' derivative action on behalf of the Company and a class action suit, as a nominal defendant, the directors of the Company, a former director and a non-director officer. The aggregate amount paid has not been allocated between the Company and the individuals who are being indemnified pursuant to indemnification agreements and Nevada law.

COMPENSATION COMMITTEE INTERLOCKS

     Richard C. Poe, Jack Braly and George W. Pennington all served as members of the Compensation Committee during the fiscal year ended September 30, 1996. None of these directors held any executive officer position or other employment with the Company prior to or during such service nor did any executive officer serve on any other company's compensation committee.

RELATED PARTY TRANSACTIONS POLICY

     Under Nevada law the Company may, under certain circumstances, enter into business arrangements with directors or other related parties. The Board of Directors has adopted a policy of doing so only where the interest, if known, of the director or related party is disclosed and the arrangements are approved by a majority of disinterested directors and are on terms at least as favorable as available from unaffiliated third parties. Presently, the Company is not a party to any related party contracts or arrangements.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     Set forth below is a graph comparing the five-year cumulative shareholder return on the Common Stock of Mesa Air Group, Inc. against the five-year cumulative total return on the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Stocks (SIC 4510-4519) (an index composed of NASDAQ companies engaged in air transportation, and includes regional airlines whose stocks trade on NASDAQ) for the periods indicated. The graph assumes an initial investment of $100.00 and reinvestment of dividends, if any.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                              MESA AIR GROUP, INC.

                                                                                     NASDAQ STOCKS (SIC
          MEASUREMENT PERIOD               MESA AIR GROUP,      NASDAQ STOCK MAR-       4 510-4519 US
        (FISCAL YEAR COVERED)                   INC.           KET (US COMPANIES)        COMPANIES)
09/30/91                                               100.0                 100.0                 100.0
09/30/92                                               314.3                 112.1                 127.1
09/30/93                                               532.4                 146.8                 216.4
09/30/94                                               182.1                 148.0                 182.5
09/29/95                                               280.0                 204.4                 332.7
09/30/96                                               250.8                 242.6                 297.4

                                     LEGEND

    SYMBOL                        CRSP TOTAL RETURNS INDEX FOR:                  09/30/91   09/30/92   09/30/93   09/30/94
--------------       --------------------------------------------------------    ---------  ---------  ---------  ---------
   --------     M    Mesa Air Group, Inc.                                            100.0      314.3      532.4      182.1
 -- -- -- --    *    Nasdaq Stock Market (US Companies)                              100.0      112.1      146.8      148.0
 -----------    O    NASDAQ Stocks (SIC 4510-4519 US Companies)                      100.0      127.1      216.4      182.5
                     Air Transportation, Scheduled, and Air Courier Services

    SYMBOL      09/29/95   09/30/96
--------------  ---------  ---------
               <
   --------         280.0      250.8
 -- -- -- --        204.4      242.6
 -----------        332.7      297.4

NOTES:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 09/30/91.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 1, 1996 by all directors, by each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of December 1, 1996 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

                                                                NUMBER OF SHARES OF
                                                          COMMON STOCK BENEFICIALLY OWNED
                                                 --------------------------------------------------
                                                                 VESTED
    NAME AND ADDRESS OF BENEFICIAL OWNER          SHARES       OPTIONS(1)     TOTAL(1)      PERCENT(1)
---------------------------------------------    ---------     ----------     ---------     -------
Larry L. Risley(2)...........................      503,966       750,000      1,253,966        4.0%
  Farmington, New Mexico 87401
E. Janie Risley(2)...........................           --            --             --         --
  Farmington, New Mexico 87401
Jack Braly...................................           --        16,000         16,000         .1%
  San Antonio, Texas 78216
Blaine M. Jones..............................        6,464        16,000         22,464         .1%
  3405 Northridge Court
  Farmington, New Mexico 87401
George W. Pennington.........................       46,124        56,000        102,124         .4%
  401 West Broadway
  Bloomfield, New Mexico 84712
Richard C. Poe...............................      238,496        56,000        294,496        1.0%
  6501 Montana
  El Paso, Texas 79925
J. Clark Stevens.............................        2,000       124,666        126,666         .4%
  Farmington, New Mexico 87401
Gary E. Risley...............................       15,300       164,999        180,299        1.0%
  Farmington, New Mexico 87401
W. Stephen Jackson...........................        2,400        66,666         69,066         .2%
  Farmington, New Mexico 87401
JP Morgan & Co. Inc..........................    3,074,275            --      3,074,275       10.9%
  60 Wall Street
  New York, NY 10260
Nicholas Applegate Capital Management........    1,640,000            --      1,640,000        5.8%
  600 West Broadway
  San Diego, CA 92101
State of Wisconsin...........................    3,192,000            --      3,192,000       11.4%
  P.O. Box 7842
  Madison, WI 53707
All directors and officers as a group........      814,750     1,250,331      2,065,081        7.3%

---------------
(1) Includes options vested on December 1, 1996 and options which will become vested on or before February 1, 1997. This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

(2) Larry L. Risley and E. Janie Risley are husband and wife, and since New Mexico is a community property state Ms. Risley has a beneficial interest in Mr. Risley's shares and shares dispositive and voting powers with Mr. Risley.

                                 OTHER BUSINESS

     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders, and it is not anticipated that other matters will be brought before the Annual Meeting. If other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company's Board of Directors' recommendation on such matters.

                             ADDITIONAL INFORMATION

LATE FILINGS DURING FISCAL YEAR 1996

     George W. Pennington and Richard C. Poe, directors of the Company, were two months late in filing Form 5's reporting the receipt of an aggregate of 20,000 options to purchase shares of the Common Stock of the Company which were automatically issued under the Company's Formula Plan on December 15, 1995. Otherwise, all individuals filed reports with the U.S. Securities and Exchange Commission in a timely manner for the fiscal year 1996. The late filing of these reports was primarily due to the late delivery by the Company of documentation evidencing the granting of such options.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholder proposals for consideration at the next Annual Meeting, which the Company expects to hold in March 1998, must be received by the Company no later than September 30, 1997 in order for them to be included in the Company's proxy materials and form of proxy for the 1998 Annual Meeting. In order to be included, proposals must be proper under law and must comply with the rules and regulations of the U.S. Securities and Exchange Commission.

MISCELLANEOUS

     Representatives of KPMG Peat Marwick LLP, Mesa's independent auditors, will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The financial statements for the Company for fiscal year 1996 are contained in the Company's Annual Report on Form 10-K.

                                          By Order of the Board of Directors

                                          LOGO

                                          GARY E. RISLEY
                                          Secretary

Las Vegas, Nevada
January 27, 1997

                                     PROXY
                              MESA AIR GROUP, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 17, 1997

    The undersigned hereby appoints Larry L. Risley and Gary E. Risley, or either of them, as proxies with full power of substitution to represent the undersigned and to vote all shares of Common Stock of Mesa Air Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on March 17, 1997 or any adjournments thereof.

1. Election of seven Directors to serve until the next annual Meeting of Shareholders and until their successors are elected and shall duly qualify:

                                                    WITHHOLD
                              FOR       AGAINST    AUTHORITY
                           ----------  ----------  ----------
    Larry L. Risley
                             --------    --------    --------
    E. Janie Risley
                             --------    --------    --------
    Jack Braly
                             --------    --------    --------
    Blaine M. Jones
                             --------    --------    --------
                                                    WITHHOLD
                              FOR       AGAINST    AUTHORITY
                           ----------  ----------  ----------

    George W. Pennington
                             --------    --------    --------
    Richard C. Poe
                             --------    --------    --------
    J. Clark Stevens
                             --------    --------    --------

2. PROPOSAL to ratify the selection of KPMG Peat Marwick LLP as independent auditors for fiscal 1997.

    FOR ________           AGAINST ________           ABSTAIN ________

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE ADOPTION OF PROPOSAL 2.

  MESA'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1997.

Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                             Dated:
                                             -----------------------------------

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature, if held jointly

                                             (If a corporation, please sign in
                                             full corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in the
                                             partnership name by an authorized
                                             person.)

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED
                                   ENVELOPE.

                                                                 [MESA AIR LOGO]

                                                                 Larry L. Risley
                                                         Chief Executive Officer
Airline Operations:

- America West Express

- Mesa Airlines

- United Express
- USAir Express
Non-Airline Operations:
- Four Corners Aviation
- Desert Turbine Services
- Mesa Airlines
   Pilot Development
- Regional Aircraft Services
                                                                January 27, 1997

                      Dear Shareholder:
                           Enclosed you will find the notice of the Annual
                      Meeting of Shareholders of Mesa Air Group, Inc. (the "Company") to be held on Monday, March 17, 1997 at 10:00 a.m. Mountain Standard Time in the Red Lion Ballroom at the Red Lion Inn, 501 Camino del Rio, Durango, Colorado. At the Annual Meeting you will be asked:
                              1. To elect seven directors of the Company to
                         serve until the next Annual Meeting of Shareholders.

                              2. To ratify the selection of KPMG Peat Marwick
                         LLP as independent auditors for the Company during fiscal 1997.

                              3. To transact such other business as may properly
                         come before the Annual Meeting or any postponement or adjournment thereof.

                      Each of the proposals is more fully described in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote "FOR" each of the proposals.

                                Our agenda for the Annual Meeting will also
                      include presentations on the past accomplishments and future objectives of the Company.

                                It is important that your shares be represented
                      at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed Proxy at your earliest convenience.

                                   Kindest regards,

                                   /s/ Larry L. Risley
                                   -----------------------------------------
                                   By Larry L. Risley, Chairman of the Board
                                   and Chief Executive Officer

                           PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY

-               3753 Howard Hughes Parkway - Suite 200 - Las Vegas, Nevada 89109